Exhibit Ref. 10.10
Form SB-2, Amendment No. 2
Mountain Oil, Inc.
SEC File No. 333-37842

                          UNITED STATES
                   DEPARTMENT OF THE INTERIOR
                    BUREAU OF LAND MANAGEMENT
            OFFER TO LEASE AND LEASE FOR OIL AND GAS

The undersigned (reverse) offers to lease all or any of the land in Item 2 that are available for lease pursuant to the Mineral Leasing Act of 1920, as amended and supplemented (30 USC 181-et seq.), the Mineral Leasing Act for Acquired Lands of 1947, as amended (30 USC 351-359), the Attorney General's Opinion of April 2, 1941 (40 Op. Atty. Gen.41), or the

READ INSTRUCTIONS BEFORE COMPLETING

1.   Name
     Street
     City, State, Zip Code

2.   This application/offer/lease is for (Check only One)
[ ] PUBLIC DOMAIN LANDS  [ ] ACQUIRED LANDS (percent U.S.
interest_______)

Surface managing Agency if other than BLM: _______________, Unit/ Project_____________

Legal description land required:        Parcel No.:
______________  Sale Date (m/d/y) __/__/____

SEE ITEM 2 IN INSTRUCTIONS BELOW PRIOR TO COMPLETING PARCEL
NUMBER AND SALE DATE.

T.        R.        Meridian       State          County



                                        Total acres applied for___________

Amount Remitted: Filing fee $________  Rental Fee$_______Total $___________

                  DO NOT WRITE BELOW THIS LINE
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3.   Land included in lease:

T.        R.        Meridian       State          County

                                            Total acres in lease______________
                                             Rental retained $________________

This lease is leased granting the exclusive right to drill for, mine, extract, remove and dispose of all the oil and gas (except helium) in the lands described in Item 3 together with the right to build and maintain necessary improvements thereupon for the
form  indicated  below,  subject  to  renewal  or  extension   in
accordance  with  the  appropriate  leasing  authority.    Rights
granted are subject to applicable laws, the terms conditions and attached stipulations of this lease, the Secretary of the Interior's regulations and formal orders in effect as of lease
issuance,   and  to  regulations  and  formal  orders   hereafter
promulgated when not incumbent with lease rights granted or specific provision of this lease.
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NOTE:   this  lease  is  issued to the high  bidder  pursuant  is
his/her duly executed bid or nomination Form submitted under 43 CFR 3120 and is subject to the provisions of that bid or nomination and then specified on this form.

Type and primary term of lease:              THE UNITED STATES OF AMERICA

[] Noncompetitive Lease (ten   years)        by____________________________
                                               (Signing Officer)

[] Competitive lease (five  years) ____________  _______________
                                   (Title)                (Date)
[  ] Other ___________  EFFECTIVE DATE OF LEASE: ______________

(Continued on reverse)

INSTRUCTIONS

A. General :
The front of this form is to be completed only by parties filing for a noncompetitive lease. The BLM will complete front of form for all other types of leases.
Entries must be typed or printed plainly in ink. Offeror named sign Item 4 in ink.

     1. An original and two copies of this offer must be prepared and filed in the proper BLM State Office. Boc regulations at 43 CTR 1821.2-1 for Office Locations.
     2. If more space is needed, additional sheets must be attached to each copy of the form submitted.

B. Special:

     Item 1- Enter officer's names and billing address.

      Item 2- Identify the mineral status and, if required lines, percentage of Federal ownership of applied for minerals. Indicate the agency controlling The surface of the land and the name of the unit of project, which the land is a part. The same offer may not include both Public Domain and Acquired lands. Offeror also may provide other Information that will assist in establishing title for minerals. The description of land must conform to 45 CFR 3110. A. single parcel number and Sale Date shall be the only acceptable description during the period from the first day following the end of a competitive process until the end of the same month, using the parcel number on the List of Lands Available for Competitive Nominations or the Notice of Competitive Lease Sale, whichever is appropriate.

Payments: The amount remitted must include the filing fee and the first year's rental at the rate of $1.50 per acre or fraction thereof . The full rental based on the total acreage applied for must accompany an offer even if the mineral interest of the United States is less than 100 percent. The filing fee will be retained as a service charge even if the offer is completely rejected or withdrawn. To protect priority, it is important that the rental submitted be sufficient to cover all the land requested. If the land requested includes lots or irregular quarter sections, the exact acres of which is not known to the offeror, rental should be submitted on the basis of each such lot or quarter section containing 40 acres. If the offer is withdrawn or rejected is whole or in part before a lease issues, the rental remitted for the parts withdrawn or rejected will be returned.

     Item 3- This space will be completed by the United States.

PAPERWORK REDUCTION ACT STATEMENT
The  Paperwork  Reductions Act of 1980 (44 U.S.C. 3501  et  seq.)
requires us to inform you that:
This information is being collected pursuant to the law.
This information will be used to create and maintain a record of oil and gas lease activity.
Response to this request is required to obtain a benefit.

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ROUTINE USES:
The adjudication of the lessee's rights to the land or resources.
Documentation for public information in support of notations made on land survey records for the management, disposal, and use of publice lands and resources.

Transfer   to  appropriate  Federal  agencies  when  consent   or
concurrence is required prior to granting a right in public lands or resources.

(5)   Information  from the record and/or  the   record  will  be
transferred  to  appropriate Federal,  State,  local  or  foreign
agencies,   when  relevant  to  civil,  criminal  or   regulatory
investigations or prosecutions.

AUTHORITY: 30 U.S.C 181 or  req: 30 U.S.C 351-339

PRINCIPAL PURPOSE - The Information is to be used to process oil and gas offers and leases

EFFECT  OF  NOT PROVIDING INFORMATION- if all the information  is not  provided, the offer may be rejected. See regulations  at  43
CFR 3100.

(a) Undersigned certifies that (1) offerer is a citizen of the United States; or an association of such citizens or a corporation organized under the laws of the United States or of any state or Territory thereof. (2) all parties holding an interest in the offer are in compliance with 43 CPR 3100 and the leasing authorities; (3) offerer's chargeable interest, direct and indirect in either public domain or acquired lands do not exceed 246,080 acres in Federal oil and gas leases in the same state, of which not more than 200,000 acres are held under option, or 300,000 acres in leases and 200,000 acres in option in either leasing Direct in Alaska: (4) offeror is not considered a minor under the laws of the state in which the lands covered by this offer are located (5) offeror is in compliance with qualifications concerning Fedarel coal lease holdings provided is
Section 2(a)(2)(A) of the Minarel Leasing Act: (6) offeror is in compliance with reclamation requirements for all Federal oil and gas lease holdings as required by sec. 17(g) of the Mineral Leasing Act: and (7) offeror is not in violations of sec. 41 of the Act.

(b) Undersigned agrees that signature to this offer consitutes acceptance of this lease, including all terms, conditions and stipulations of which offeror has been given notice, and any other leases that may include any land described in this offer open for leasing at the time this offer was filled but omitted for any reason from this lease. The offeror futher agrees that this offer can not be withdrawn, either in whole or in part, unless the withdrawl is received by the proper BLM State Office before this lease, an amdndment to this lease, or a separate lease, whichever covers the land described in the withdrawal, has been signed on behalf of the United States.
This offer will be rejected and will afford offeror no priority if it is not properly completed and executed in accordance with the regulations, or if it is not acompanied by the required payments. 18 U.S.C. Sec. 1001 makes it a crime for any person knowingly and willfuly to make to any Department or agancy of the United States any false, ficticious or fraudlent statements or representations as to any matter within its jurisdiction.

Duly executed this____day of_______20_____, _________________________
                                         (Signatures of Lessee or
                                          Attorney-in-fact)

Sec. 1. Rentals- Rentals shall be paid to proper office of Lessor in advance of such lease year. Annual rental rate per acre or fraction thereof are:

Noncompetitive  Lease.   $1.50  per  acre  the  first  3   years;
thereafter $2.00;
Competitive Lease. $1.50: for primary herein: thereafter $2.00;
Other, see attachment, or as specified in regulations at the time this lease is issued.

If this lease or a portion thereof is committed to an approved cooperative or unit plan which includes a well capable of producing leased resources, and the plan contains a provision for allocation of production, royalties shall be paid on the production allocated to this lease. However annual rental shall continue to be due at the rate specified in (a), (b) or (c) for those land's not within a participating unitization.

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Failure  to  pay  annual  rental,  if  due,  on  or  before   the
anniversary date of this lease (or next official working day if office is closed) shall automatically terminate this lease by operation of law. Rentals may be waived, reduced or suspended by the Secretary upon a sufficient showing by lessee.

Sec.2.  Royalties - Royalties shall be paid to proper  office  of
lessor.    Royalties  shall  be  computed  in   accordance   with
regulation on production removed or sold.  Royalty rates are:
     (a) Noncompetitive lease. 12 1/2 %;
     (b) Competitive lease 12 1/2 %;
     (c) Other, see attachment; or
as specified in regulation at the time this lease is issued.

      Lessor reserves the right to specify whether royalty is to be paid in value or in kind, and the right to establish reasonable minimum values on production after giving lessee notice and an opportunity to be heard. When paid in value, royalties shall be due and payable on the last day of the month following the records by which production occurred. Which paid in kind, productions shall be delivered, sales otherwise agreed to by lessor, in merchantable condition on the premises where produced without cost to lessor. Lessee shall not be required to hold such production in storage beyond the last day of the month following the month in which production occurred, nor shall lease held liable for loss of destruction of royalty oil or other products in storage from causes beyond the reasonable control of lessee.

      Minimum royalty in lieu of rental not less than the rental which otherwise would be required for that lease year shall be payable at the end of each lease year beginning on or after a discovery in paying quantities. This minimum royalty may be waived, suspended, or reduced, and the above royalty raised may be reduced, for all or portions of this lease if the Secretary determines that such action is necessary to encourage the greatest ultimate recovery of the leased resources, or is otherwise justified.

      An interest charge shall be accessed on late royalty payments or underpayments in accordance with Federal Oil and Gas Royalty Management Act of 1992 (FOGRMA.) (30 U.S.C. 1701). Lessee shall be liable for royalty payments on oil and gas lost or wasted from a lease file when such loss or waste is due to negligence on the part of the operator, or due to the failure to comply with any rule, regulations, order, or citation issued under FOGRMA or the leasing authority.

SEC .3. Bonds- A bond shall be filed and maintained for lease operations as required under regulations.

SEC. 4. Diligence, rate of development, unitization, and drainage- Lessee shall exercise reasonable diligence in developing and producing, and shall prevent unnecessary damage to loss of, or waste of lease resources. Lessor reserves right to specify rates of development and production in the public interest and to require lessee to subscribe to a cooperative or unit plan, with in 30 days of notice, if deemed necessary for proper development and operation of area, field or pool embracing these leased lands. Lessee shall drill and produce wells necessary to protect leased lands from drainage or pay compensatory royalty for drainage in amount determined by lessor.

Sec.  5.  Document, evidence, and inspections-Lessee  shall  file with proper office of lessor, not later than 30 days after effective date thereof, any contract or evidence of other arrangement for sale or disposal of production. At such time and in such form as lessor any prescribe, lessee shall furnish detailed statements showing amounts and quality of all products removed and sold, proceeds there from, and and amounts used for production purpose or unavoidably lost. Lessees may be required to provide plate and schematic diagrams showing development work and improvements, and reports with respect to parties in interest, expenditures, and depreciation comes. In the form prescribed by lessor, lessee shall keep a daily drilling record, a log, information on well surveys and tests, and a record of subsurface investigations and furnish copies to lessor when required. Lessee shall keep open at all reasonable times for inspection by any authorized officer of lessor, the leased premises and all wells, improvements , machinery, and fixtures thereon, and all books, accounts, maps, and records relative to operations, surveys, or investigations on or in the leased lands. Lessee shall maintain copies of all contracts, sales agreements, accounting records, and documentation such as billing invoices, or similar documentation that supports costs claimed as manufacturing, preparation, and/or transpirations costs. All records shall be maintained in lessee's accounting offices for later audit by lessor. Lessee shall maintain required records for 6 years after they are generated or, if an audit or investigation is underway until release of the obligation to maintain such records by lessor.

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      During existence of this lease, information obtained  under this section shall be closed to inspection by the public in accordance with the Freedom of Information Act (5 U.S.C. 552).

Sec. 6. Conduct of operations- Lessee shall conduct operations in a manner that minimizes adverse impact to the land, air, and water, to cultural, biological, visual, and other resources, and to other land use or users . Lessee shall take reasonable measures deemed necessary by lessor to accomplish the intent of this section. To the extent consistent with lease rights granted, such measures may include, but are not limited to, modification to sitting or design of facilities, timing of operations, and specifications of interim and final reclamation measures. Lessor reserves the right to continue existing use and to authorize future uses upon or in the leased lands, including the approved of easements or rights-of way. Such use shall be continued so as to prevent unnecessary or unreasonable interference with rights of lessee.

      Prior to disturbing the surface of the leased lands, lessee shall contact lessor to be apprised of procedures to be followed and modifications or reclamation measures that may be necessary. Areas to be disturbed may require inventories or special studies to determine the extent of impacts to other resources. Lessee may be required to complete minor inventories or short-term special studies under guidelines provided by lessor. If in the conduct of operations, threatened or endangered species, objects of historic or scientific interest, or substantial unanticipated environmental effects are observed, lessee shall immediately contact lessor. Lessee shall cease any operations that would result in the destruction of such species or objects.

Sec.  7.   Mining  operations- To the extent  that  impacts  from
mining operations would be substantially different or greater than those associated with normal drilling operations, lessor reserves the right to deny approval of such operations.

Sec. 8. Extrication of helium-Lessor reserves the option of extricating or having extracted helium from gas productions in a manner specified and by means provided by lessor at no expense or loss to lessee or owner of the gas. Lessee shall include in any contract of sale of gas the provision of this section.

Sec. 9. Damages to property- Lessee shall pay lessor for damages to lessor's improvements, and shall save and hold lessor harmless form all claims for damage of harm to persons or property as a result of lease operations.

Sec. 10. Protection of diverse interests and equal opportunity-Lessee shall pay when due all taxes legally assessed and levied under laws of the state or the United State of the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices; and take measures necessary to protect the health and safety of the public.

     Lessor reserves the right to ensure that productions is sold at reasonable process and to prevent monopoly. If lessee operates a pipeline, or owns controlling interest in a pipeline or a company operating a pipeline, which may be operated accessible to oil derived from these leased lands, lessee shall comply with sections 28 of the Mineral Leasing Act of 1920.

Lessee shall comply with Executive Order No. 11246 of September 24, 1965, as amended, and regulations and relevant orders of Secretary of Labor issued pursuant thereto. Neither lessee nor lessee's subcontractors shall maintain segregated facilities.

Sec. 11. Transfer of lease interest and relinquishment of lease-As required by regulations, lessee shall file with lessor any assignment or other transfer of an interact in this lease. Lessee may relinquish this lease or any legal subdivision by filing in the proper office a written relinquishment, which shall be effective as of the date of filing, subject to the continued obligation of the lessee and surety to pay all accrued rentals and royalties.

Sec. 12. Delivery of premises-As such time as all or portions of this lease are returned to lessor, lessee shall place affected wells in conditions for suspension or abandonment, reclaim the land as specified by lessor and, within a reasonable period of time, remove equipment and improvements not deemed necessary by lessor for preservations of producible wells.

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Sec. 13. Proceeding in case of default- If lessee fails to comply with any provisions of this lease, and noncompliance continues for 30 days after written notice thereof, this lease shall be subject to cancellation unless or until the leasehold contains a well capable of production of oil or gas in paying quantities, or the lease in committed to an approval cooperative or unit plan or
communization  agreement  which  contains  a  well   capable   of
production  of  unitized substances in paying  quantities.   This
provision shall not be construed to prevent the exercise by lessor of any other legal and equitable remedy, indicating waiver
of  the  default.   Any such remedy or wavier shall  not  prevent
later  cancellation for the same default occurring at  any  other
time.   Lessee  shall  be  subject to applicable  provisions  and
premities of FOGRMA (30 U.S.C. 1701).

Sec. 14. Heirs and successors in interest- each obligation of this lease shall to and be binding upon, and every benefit hereof shall inure to the heirs, executors, administrators, successors, beneficiaries, or assignees of the respective parties hereto.


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